Calculation of Filing Fee Tables
S-8
Netskope Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share - To be issued under the 2025 Equity Incentive Plan	Other	19,919,132	$ 7.99	$ 159,153,864.68	0.0001381	$ 21,979.15
2	Equity	Class A Common Stock, par value $0.0001 per share - To be issued under the 2025 Employee Stock Purchase Plan	Other	3,983,826	$ 6.80	$ 27,090,016.80	0.0001381	$ 3,741.13
Total Offering Amounts:						$ 186,243,881.48		$ 25,720.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,720.28
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of Netskope, Inc.'s (the "Registrant") Class A common stock, par value $0.0001 per share (the "Class A Common Stock") that become issuable in respect of the securities identified in the above table under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") and the 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. Represents shares of Class A Common Stock automatically reserved on February 1, 2026 for issuance upon the exercise or settlement of awards that may be granted under the 2025 Plan, which increase is provided for in the 2025 Plan. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $7.99 per share, which is the average of the high and low prices of Class A Common Stock, as reported on the Nasdaq Global Select Market on March 27, 2026.

[2]	Represents shares of the Class A Common Stock automatically reserved on February 1, 2026 for issuance under the 2025 ESPP, which increase is provided for in the 2025 ESPP. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.80 per share, which is the average of the high and low prices of Class A Common Stock, as reported on the Nasdaq Global Select Market on March 27, 2026 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources